                                                                EXHIBIT 23.5

                                       August 18, 1999


King Ranch, Inc.
1415 Louisiana, Suite 2300
Wedge International Tower
Houston, Texas 77002

Gentlemen:

         We hereby consent to the filing of our opinion to you dated July 27, 1999, with the Securities and Exchange Commission as Exhibit 8.1 to the St. Mary Land & Exploration Company Registration Statement on Form S-4, and to the use of our name in the Joint Proxy/Consent Statement forming a part of the Registration Statement under the caption "Legal Matters."


                                       Very truly yours,

                                       /s/ Locke Liddell & Sapp LLP

                                       LOCKE LIDDELL & SAPP LLP